UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 21, 2006


                          ASPEN EXPLORATION CORPORATION
                          -----------------------------
               (Exact name of registrant as specified in charter)


          Delaware                      00-9494                  84-0811316
          --------                      -------                  ----------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)




              2050 S. Oneida St., Suite 208, Denver, CO 80224-2426
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code: 303-639-9860

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 3.02     Unregistered Sales of Equity Securities

The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sale of equity securities:

(a) The Warrants were exercised on April 21, 2006, and the transaction was completed on April 21, 2006. Two accredited investors, John and Susan Gibbs, exercised warrants (the "Warrants") for the purchase of 300,000 shares of our common stock at an exercise price of $1.25 per share for a total offering price of $375,000. The Warrants were issued on March 8, 2005 as a result of an accredited investor, Tripower Resources, Inc., exercising a warrant issued in June 2004 (the "Initial Warrants"). The Initial Warrants provided that if the Initial Warrants were exercised by March 31, 2005, we would issue to Tripower Resources, Inc. additional warrants for the purchase of 300,000 shares of common stock at the exercise price of $1.25 per share that would expire on June 30, 2006. The exercise price of the Warrants was set in June 2004, when our stock was trading at approximately $0.93 per share and, therefore, we considered the transaction to be "above market." Tripower assigned the Warrants to John and Susan Gibbs.

(b) No underwriter, placement agent, or finder was involved in the transaction. There were only the two accredited investors named in paragraph (a), above.

(c) The total offering price was $375,000 which was paid in cash. No underwriting discounts or commissions were paid. There was no placement agent or underwriter for the current transaction or the prior transactions related to the Initial Warrants, and we did not publicly offer any securities.

(d) We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction and Regulation D for the issuances. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the accredited investors with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investors obtained all information regarding Aspen Exploration it requested, received answers to all questions it (and its advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e) The common stock issued to the accredited investors is not convertible or exchangeable for other securities. There are no registration rights associated with the securities issued to the accredited investor.

(f) We will use the proceeds for expenses of drilling and (if warranted) completing oil and gas wells.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 21, 2006.

                                             ASPEN EXPLORATION CORPORATION



                                             By: /s/ Robert A. Cohan
                                             -----------------------
                                             Robert A. Cohan
                                             President